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                                                                       EXHIBIT 2



                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT
                      -----------------------------------

          THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") is entered
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into as of May 27, 1997 by and between FIBREBOARD CORPORATION, a Delaware
Corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, as successor
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to Bank of America, N.T. & S.A. (the "Rights Agent"), amending the Rights
                                      ------------
Agreement, dated as of August 25, 1988, as amended, between the Company and the Rights Agent (the "Rights Agreement").
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                            Recitals of the Company:
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          The Company has duly authorized the execution and delivery of this
Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27 of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          3.  Defined Terms.  Terms defined in the Rights Agreement and used
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herein shall have the meanings given to them in the Rights Agreement.

          4.  Amendments to Section 1.  (a)  Section 1(a) of the Rights
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Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, so long as the Merger Agreement has not been terminated pursuant to the terms thereof, neither Owens Corning nor any affiliate of Owens Corning shall be deemed to be an Acquiring Person solely by reason of the execution, delivery or performance of the Merger Agreement or the announcement, making or consummation of the Offer, the acquisition of Common Shares pursuant to the Offer or the Merger, the consummation of the Merger or any other transactions contemplated by the Merger Agreement."

          (b) Section 1 of the Rights Agreement is amended to add the following provisions at the end thereof:

          "(n)  For purposes of this Agreement:

               'Effective Time' shall have the meaning assigned to such term in the Merger Agreement;

               'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of May 27, 1997 among Owens
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          Corning, Sierra Corp., a Delaware corporation and a wholly owned subsidiary of Owens Corning, and the Company, as amended from time to time in accordance with its terms;

               'Merger' shall have the meaning assigned to such term in the Merger Agreement;

               'Offer' shall have the meaning assigned to such term in the Merger Agreement; and

               'Owens Corning' shall mean Owens Corning, a Delaware corporation."

          5.   Amendment of Section 3(a).  Section 3(a) of the Rights Agreement
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is amended to add the following sentence at the end thereof:

               "Notwithstanding anything in this Rights Agreement to the contrary, so long as the Merger Agreement has not been terminated pursuant to the terms thereof, a Distribution Date shall not be deemed to have occurred solely as the result of the execution, delivery or performance of the Merger Agreement or the announcement, making or consummation of the Offer, the acquisition of Common Shares pursuant to the Offer or the Merger, the consummation of the Merger or any other transactions contemplated by the Merger Agreement."

          6.   Amendment of Section 7(a).  Section 7(a) of the Rights Agreement
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is amended by deleting the word "or" in the penultimate line of such subsection and substituting in its place "," and inserting immediately after the word "hereof" in the last line thereof the following clause: "or (iv) immediately prior to the Effective Time of the Merger (the earliest of (i), (ii), (iii) or (iv) being herein referred to as the "Expiration Date"). Upon the Expiration Date, the Rights shall expire."

          7.   Effectiveness.  This Amendment shall be deemed effective as of
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May 27, 1997 as if executed on such date.  Except as amended hereby, the Rights
Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          8.   Miscellaneous.  This Amendment shall be deemed to be a contract
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made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                             FIBREBOARD CORPORATION



/s/ James S. Caulfied               By:  /s/ Donald F. McAleenan
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Title:  Attorney                         Title:    Vice President and Deputy
                                                   General Counsel

Attest:                             THE FIRST NATIONAL BANK OF
                                       BOSTON


/s/ Paul L. Eori                    By:  /s/ Colleen Shea Keating
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Title:    Senior Account                 Title:    Administration
          Manager                                  Manager

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